Exhibit 10.5
EXECUTION VERSION

FOURTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
Dated May 12, 2009
Among
RESOLUTE ANETH, LLC,
as Borrower,
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
WELLS FARGO BANK, NATIONAL ASSOCIATION
and BMO CAPITAL MARKETS FINANCING, INC.,
as Co-Syndication Agents,
DEUTSCHE BANK SECURITIES INC. and FORTIS CAPITAL CORP.,
as Co-Documentation Agents,
and
The Lenders Party Hereto

     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”), dated effective as of May 12, 2009, is by and among Resolute Aneth, LLC, a Delaware limited liability company (the “Borrower”), Resolute Holdings Sub, LLC, a Delaware limited liability company, and certain of its subsidiaries (collectively, the “Guarantors”), Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”), Wells Fargo Bank, National Association and BMO Capital Markets Financing, Inc., as Co-Syndication Agents (the “Co-Syndication Agents”), Deutsche Bank Securities Inc. and Fortis Capital Corp., as Co-Documentation Agents (the “Co-Documentation Agents”) and the other Lenders party hereto (the “Lenders”).
Recitals
     WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the other lenders party thereto entered into that certain Amended and Restated Credit Agreement, dated as of April 14, 2006, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated June 27, 2007, that certain Second Amendment to Amended and Restated Credit Agreement, dated September 12, 2007, and that certain Third Amendment to Amended and Restated Credit Agreement dated September 30, 2008 (as the same may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”);
     WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders amend the Credit Agreement to decrease the borrowing base, amend the maximum leverage ratio covenant and make the other modifications specified herein; and
     WHEREAS, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Required Lenders are willing to amend the Credit Agreement and to take such other actions as provided herein.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
Definitions
Each capitalized term used in this Fourth Amendment and not defined herein shall have the meaning assigned to such term in the Credit Agreement.
ARTICLE II
Amendments
     Section 2.01 Amendments to Section 1.02 of the Credit Agreement.

     (a) Section 1.02 of the Credit Agreement is hereby amended by adding the following new definitions in their proper alphabetical order:
     ““Borrowing Base Hedging Contracts” has the meaning given such term in Section 9.19.”
     ““Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (d) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that the Administrative Agent shall provide written notice to any Lender determined by the Administrative Agent to be a Defaulting Lender hereunder (and shall provide a copy of such written notice to the Borrower). In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, such Lender shall cease to be a Defaulting Lender.”
     ““Fourth Amendment” means that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of May 12, 2009, among the Borrower, the Administrative Agent and the other Lenders party thereto.”
     ““Fourth Amendment Effective Date” means May 12, 2009.”
     ““Hedging Agreement Restructuring” means, collectively, each Unwind of a Borrowing Base Hedging Contract and the replacement Hedging Agreements (if any) entered into by the end of the Business Day immediately succeeding the day on which such Unwind occurs.”
     ““Swingline Lender” means Wachovia Bank, National Association, or any other Lender appointed by the Administrative Agent and acceptable to the

Borrower, in each case, in its capacity as a lender of Swingline Loans hereunder.”
     ““Unwind” has the meaning given such term in Section 9.19.”
     (b) The definition of “Agreement” in Section 1.02 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     ““Agreement” means this Credit Agreement, as amended by the First Amendment, further amended by the Second Amendment, further amended by the Third Amendment, and further amended by the Fourth Amendment as the same may from time to time be amended, modified, supplemented or restated.”
     (c) The definition of “Applicable Margin” in Section 1.02 of the Credit Agreement is hereby amended by deleting the grid set forth therein and inserting the following grid in lieu thereof:

Borrowing Base Utilization Grid
Borrowing Base
Utilization		>50%, but	>75%, but
Percentage	≤50%	≤75%	≤90%	>90%
ABR Loans	1.000%	1.250%	1.750%	2.000%
Eurodollar Loans	2.500%	2.750%	3.250%	3.500%
Commitment Fee	0.500%	0.500%	0.500%	0.500%

     (d) The definition of “Borrowing Base” in Section 1.02 of the Credit Agreement is hereby amended by inserting the words “Section 9.19,” after the words “pursuant to” thereof.
     Section 2.02 Addition of Section 2.08(k) to the Credit Agreement. The following subsection (k) is hereby added to Section 2.08 of the Credit Agreement:
     “(k) Existing Letters of Credit. If Wachovia ceases to be a Lender during a time when it has one or more Letters of Credit outstanding that it has issued hereunder, each such Letter of Credit shall continue to be a Letter of Credit hereunder and Wachovia shall have all of the rights, remedies, powers and privileges of an Issuing Bank hereunder (including, without limitation, the right to be reimbursed for any drawing hereunder) with respect to each such existing Letter of Credit until such time as each such Letter of Credit expires, is drawn and fully reimbursed or is renewed by another Letter of Credit issued hereunder by another Issuing Bank.”

     Section 2.03 Addition of Section 2.10 to the Credit Agreement. The following Section 2.10 is hereby added to the Credit Agreement:
     “Section 2.10 Defaulting Lenders. If any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
     (a) if any LC Exposure exists at the time a Lender becomes a Defaulting Lender then the Borrower shall within two Business Days following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure in accordance with the procedures set forth in Section 2.08(j) for so long as such LC Exposure is outstanding; and
     (b) if any Swingline Loans are outstanding at the time a Lender becomes a Defaulting Lender then the Borrower shall within two Business Days following notice by the Administrative Agent cash collateralize such Defaulting Lender’s participations in the Swingline Loans for so long as such participations are outstanding and the relevant Defaulting Lender continues to be a Defaulting Lender. The cash collateralization will be in accordance with the procedures set forth in Section 2.08(j), except that such cash collateral shall be applied by the Administrative Agent (i) to reimburse a Swingline Lender for Swingline Loans for which it has not been repaid, and (ii) if the maturity of the Loans has been accelerated, to the extent not so applied, to satisfy other obligations of the Borrower under this Agreement.”
     Section 2.04 Amendment to Section 5.04(b) of the Credit Agreement. Section 5.04(b) of the Credit Agreement is hereby amended by deleting clause (iii) thereof and replacing it with “(iii) any Lender becomes a Defaulting Lender hereunder, or”.
     Section 2.05 Amendment to Section 9.01(c) of the Credit Agreement. Sections 9.01(c) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     “(c) Maximum Leverage Ratio. The Loan Parties will not, at any time, permit the ratio of Funded Debt as of such time to EBITDA of Parent and its Consolidated Subsidiaries for the four quarter period ending on the last day of the immediately preceding fiscal quarter for which financial statements have been provided pursuant to Section 8.01(a) or (b) to be greater than 4.50:1.00 with respect to the quarter period ending on March 31, 2009; and with respect to the quarter period ending on June 30, 2009 and all periods ending thereafter to be greater than 4.00:1.00.”
     Section 2.06 Amendment to Section 9.19 of the Credit Agreement. Section 9.19 of the Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:
     “The Loan Parties will not unwind, sell, terminate, restructure, modify or otherwise affect (“Unwind”) any Hedging Agreement in respect of commodities that was in effect at the time of the most recent Borrowing Base determination (the “Borrowing Base Hedging Contracts”) where the net marked to market economic effect of such Hedging Agreement Restructuring on the date thereof is negative (which, if such Hedging Agreement Restructuring is settled for cash only, shall equal the net amount of cash such Loan Parties receive), unless (a) the net marked to market economic effect of such Hedging Agreement Restructuring on the date thereof, when combined with the net marked to market economic effect of all other Hedging Agreement Restructurings consummated during the period since the last Redetermination Date, is less than or equal to 5% of the value of the Borrowing Base then in effect, or (b) if the net marked to market economic effect of such Hedging Agreement Restructuring on the date thereof, when combined with the net marked to market economic effect of all other Hedging Agreement Restructurings consummated during the period since the last Redetermination Date, is greater than 5% of the Borrowing Base then in effect, the Borrowing Base is reduced in accordance with the following sentence. The Administrative Agent shall recommend, if it determines in its judgment that it is appropriate to do so, a reduction of the Borrowing Base by the portion of the Borrowing Base attributable to such net economic effect of the Hedging Agreement Restructuring (based on the economic assumptions consistent with the Administrative Agent’s lending requirements at the time). Such recommendation by the Administrative Agent shall not become effective until it is approved by the Required Lenders pursuant to the mechanisms for decreases in the Borrowing Base set forth in Section 2.07(c)(iii).”
     Section 2.07 Amendment to Section 11.06 of the Credit Agreement. Section 11.06 of the Credit Agreement is hereby amended by deleting the second and third sentences thereof and replacing them with the following:
     “Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with and upon the approval of the Borrower (so long as no Event of Default has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor; provided, however, that, at Wachovia’s election and in its sole discretion, upon the resignation of Wachovia as Administrative Agent, Wachovia shall have the right to appoint any of its Affiliates as successor Administrative Agent without the requirement of the approval of the Borrower or the Majority Lenders. If no successor shall have been so appointed by the Majority Lenders, or as provided above, by Wachovia, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York (or, in the case of an appointment by Wachovia of one of its Affiliates, Denver, Colorado) or an Affiliate of any such bank.”
     Section 2.08 Reduction of Borrowing Base. By execution of this Fourth Amendment, each of the Borrower, the Administrative Agent and the Required Lenders agree that, as of the

Fourth Amendment Effective Date, the Borrowing Base is $240,000,000 until it may be redetermined in accordance with Credit Agreement.
ARTICLE III
Conditions Precedent
     This Fourth Amendment shall be subject to the satisfaction of the following conditions precedent or concurrent on or before May 12, 2009, and after giving effect to this Fourth Amendment:
     (a) the Borrower, each of the other Guarantors and each of the Required Lenders shall have executed and delivered counterparts of this Fourth Amendment;
     (b) the Borrower and each of the Guarantors shall have executed and delivered counterparts of an amendment to the Guaranty Agreement;
     (c) the Borrower and each applicable Guarantor shall have delivered fully executed control agreements requested by the Administrative Agent, in form and substance satisfactory to the Administrative Agent, covering deposit accounts of the Borrower and each such Guarantor;
     (d) the Lenders, the Administrative Agent and the Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Fourth Amendment Effective Date (including, without limitation, an amendment fee in an amount equal to 0.25% of the Borrowing Base established by this Fourth Amendment, payable to the Arrangers for the account of the Lenders party to this Fourth Amendment on a pro rata basis in accordance with their final allocated shares of such Borrowing Base); and
     (e) the Lenders shall have received such legal opinions, officer’s certificates, resolutions, documents and other instruments as are customary for transactions of this type or as they may reasonably request.
ARTICLE IV
Post-Closing Requirements
     To the extent not previously delivered to the Administrative Agent, the Borrower and each applicable Guarantor shall deliver to the Administrative Agent within thirty (30) days after the Fourth Amendment Effective Date fully executed control agreements, in form and substance satisfactory to the Administrative Agent, covering all bank accounts of the Borrower and each such Guarantor.
ARTICLE V
Representations and Warranties
     The Borrower hereby represents and warrants to each Lender that:
     (a) Each of the representations and warranties made by the Borrower under the Credit Agreement and each other Loan Document is true and correct on and as of the actual date of execution of this Fourth Amendment by the Borrower, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct as of such specified date.
     (b) At the time of, and immediately after giving effect to, this Fourth Amendment, no Default has occurred and is continuing.
     (c) The execution, delivery and performance by the Borrower of this Fourth Amendment have been duly authorized by the Borrower.
     (d) This Fourth Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.
     (e) The execution, delivery and performance by the Borrower of this Fourth Amendment (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Fourth Amendment or any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any Restricted Subsidiary or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Restricted Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Restricted Subsidiary and (iv) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Restricted Subsidiary (other than the Liens created by this Fourth Amendment or the Loan Documents).
ARTICLE VI
Miscellaneous
     Section 6.01 Credit Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Fourth Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Fourth Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise. All references to the Credit Agreement shall be deemed to mean the Credit Agreement as modified hereby. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Fourth Amendment, as though such terms and conditions were set forth herein. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Fourth Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Fourth Amendment.
     Section 6.02 GOVERNING LAW. THIS FOURTH AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     Section 6.03 Descriptive Headings, Etc. The descriptive headings of the sections of this Fourth Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. The statements made and the terms defined in the recitals to this Fourth Amendment are hereby incorporated into this Fourth Amendment in their entirety.
     Section 6.04 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Fourth Amendment, the Loan Documents and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lenders. The agreement set forth in this Section 6.04 shall survive the termination of this Fourth Amendment and the Credit Agreement.
     Section 6.05 Entire Agreement. This Fourth Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof. This Fourth Amendment is a Loan Document executed under the Credit Agreement.
     Section 6.06 Counterparts. This Fourth Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of the signature page of this Fourth Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.
     Section 6.07 Successors. The execution and delivery of this Fourth Amendment by any Lender shall be binding upon each of its successors and assigns.
[Signatures Begin on Next Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their respective authorized officers as of the date first written above.
BORROWER:

RESOLUTE ANETH, LLC
By:	/s/ Theodore Gazulis
Theodore Gazulis,
Vice President — Finance and Chief Financial Officer

GUARANTORS:

RESOLUTE HOLDINGS SUB, LLC

RESOLUTE NATURAL RESOURCES
COMPANY, LLC (f/k/a Resolute Natural
Resources Company)

RNRC HOLDINGS, INC.

RESOLUTE WYOMING, INC. (f/k/a Primary
Natural Resources, Inc.)

BWNR, LLC

WYNR, LLC

By:	/s/ Theodore Gazulis
Theodore Gazulis,
Vice President — Finance and Chief Financial Officer

Signature Page to
Fourth Amendment to Amended and Restated Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender
By:	/s/ Kevin Scotto
Kevin Scotto, Vice President

Signature Page to
Fourth Amendment to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent and a Lender
By:	/s/ Art Krasny
Art Krasny, Vice President

Signature Page to
Fourth Amendment to Amended and Restated Credit Agreement

BMO CAPITAL MARKETS FINANCING, INC., as Co-Syndication Agent and a Lender
By:	/s/ Gumaro Tijerina
Gumaro Tijerina, Director

Signature Page to
Fourth Amendment to Amended and Restated Credit Agreement

DEUTSCHE BANK SECURITIES INC., as Co-Documentation Agent
By:	/s/ David E. Sisler
David E. Sisler, Director

By:	/s/ Mason A. McGurrin
Mason A. McGurrin, Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender
By:	/s/ Evelyn Thierry
Evelyn Thierry, Vice President

By:	/s/ Susan LeFevre
Susan LeFevre, Managing Director

Signature Page to
Fourth Amendment to Amended and Restated Credit Agreement

FORTIS CAPITAL CORP., as Co-Documentation Agent and a Lender
By:	/s/ Scott Myatt
Scott Myatt, Director

By:	/s/ Darrell Holley
Darrell Holley, Managing Director

Signature Page to
Fourth Amendment to Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Bruce E. Hernandez
Bruce E. Hernandez, Vice President

Signature Page to
Fourth Amendment to Amended and Restated Credit Agreement

UNION BANK, N.A. (F/K/A UNION BANK OF CALIFORNIA, N.A.), as a Lender
By:	/s/ Douglas Gale
Douglas Gale, Vice President

Signature Page to
Fourth Amendment to Amended and Restated Credit Agreement

UBS LOAN FINANCE LLC, as a Lender
By:	/s/ Mary E. Evans
Mary E. Evans, Associate Director
Banking Products Services, US

By:	/s/ Irja R. Otsa
Irja R. Otsa, Associate Director
Banking Products Services, US

Signature Page to
Fourth Amendment to Amended and Restated Credit Agreement

COMERICA BANK, as a Lender
By:	/s/ Matt Turner
Matt Turner, Corporate Banking Officer

Signature Page to
Fourth Amendment to Amended and Restated Credit Agreement

GUARANTY BANK AND TRUST COMPANY, as a Lender
By:	/s/ Gail J. Nofsinger
Gail J. Nofsinger, Senior Vice President

Signature Page to
Fourth Amendment to Amended and Restated Credit Agreement

CITICORP USA, INC., as a Lender
By:	/s/ Todd Mogil
Todd Mogil, Vice President

Signature Page to
Fourth Amendment to Amended and Restated Credit Agreement

ALLIED IRISH BANKS, p.l.c.,
as a Lender

By:

Name:

Title:

By:

Name:

Title:

Signature Page to
Fourth Amendment to Amended and Restated Credit Agreement